Exhibit 99.1
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                       THE FIRST NATIONAL BANK OF ATLANTA

                        WACHOVIA CREDIT CARD MASTER TRUST


The undersigned, a duly authorized representative of The First National Bank of Atlanta ("FNBA"), as Servicer pursuant to Amended and Restated Pooling and Servicing Agreement dated as of June 4, 1999 (the "Pooling and Servicing Agreement") by and between FNBA and The Bank of New York (Delaware), as trustee (the "Trustee") does hereby certify that:

      1.  FNBA is Servicer under the Pooling and Servicing Agreement.

      2. The undersigned is duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this Certificate to the Trustee.

      3. This certificate is delivered pursuant to Section 3.5 of the Pooling and Servicing Agreement.

      4. A review of the activities of the Servicer during the period of November 1, 1999 to October 31, 2000 was conducted under the supervision of a servicing officer of FNBA.

      5. Based on such review, the Servicer has, to the best of the knowledge of the undersigned, fully performed all its obligations under the Pooling and Servicing Agreement throughout such period and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 6 below.

      6. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Pooling and Servicing Agreement, including any Supplement, known to the undersigned to have been made during such period which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such fault:

                                      None


IN WITNESS WHEREOF, the undersigned has duly executed this certificate this 14th day of November, 2000.

                                                     /s/ Michael L. Scheuerman
                                                     ---------------------------
                                                     Michael L. Scheuerman
                                                     Senior Vice President

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